   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2001



                                                      REGISTRATION NO. 333-54930

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                MACROMEDIA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             7372                            94-3155026
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                                MACROMEDIA, INC.
                              600 TOWNSEND STREET
                        SAN FRANCISCO, CALIFORNIA 94103
                                 (415) 252-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ROBERT K. BURGESS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                MACROMEDIA, INC.
                              600 TOWNSEND STREET
                        SAN FRANCISCO, CALIFORNIA 94103
                                 (415) 252-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

             ROBERT A. FREEDMAN, ESQ.                            ROBERT L. BIRNBAUM, ESQ.
              DOUGLAS N. COGEN, ESQ.                               WILLIAM R. KOLB, ESQ.
               MARK E. PORTER, ESQ.                                JOHN D. HANCOCK, ESQ.
            ANDREW J. SCHULTHEIS, ESQ.                            JILL L. BRADFORD, ESQ.
                FENWICK & WEST LLP                                FOLEY, HOAG & ELIOT LLP
               TWO PALO ALTO SQUARE                               ONE POST OFFICE SQUARE
            PALO ALTO, CALIFORNIA 94306                         BOSTON, MASSACHUSETTS 02109
                  (650) 494-0600                                      (617) 832-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger described herein.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
     TITLE OF EACH CLASS           PROPOSED MAXIMUM        PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
       OF SECURITIES TO              AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING         REGISTRATION
        BE REGISTERED               REGISTERED(1)             PER SHARE                PRICE(2)                 FEE(3)
------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value        7,828,428             Not Applicable         $236,027,087.00            $59,007.00
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------



(1)Based upon the estimated maximum number of shares of common stock of the Registrant that may be issued pursuant to the merger.



(2) Computed pursuant to Rules 457(f)(1), 457(f)(3) and 457(c) under the Securities Act based on (a) the average of the high and low per share prices of Allaire common stock on the Nasdaq National Market on January 29, 2001, $9.02 per share, less the aggregate amount of cash expected to be paid by the Registrant in the merger, $3.00 per share, multiplied by (b) the maximum number of shares of Allaire common stock that may be exchanged in the merger, 39,142,137, calculated based on the maximum number of shares of common stock of Allaire to be received by the Registrant from the stockholders of Allaire Corporation, including shares of Allaire common stock underlying all outstanding options and warrants to purchase common stock of Allaire, whether or not exercised before consummation of the merger, based upon the number of shares, options and warrants outstanding as of January 30, 2001.



(3) Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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


     This amendment is being filed solely to file exhibits previously omitted. No changes have been made to Part I of the Registration Statement. Accordingly, it has been omitted.


               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances, if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on the record or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims:
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnification agreement; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (iv) on account of conduct by a director that is finally adjudged to have been in bad faith or conduct that the director did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the director had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification agreements also provide for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable but indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. Contribution is not allowed in connection with a Section 16(b) judgment, and adjudication of bad faith or conduct that a director or executive officer did not reasonably believe to be in, or not opposed to, the best interest of the Registrant, or a proceeding arising out of conduct a director or executive officer had reasonable cause to believe was unlawful.

     The indemnification agreements require a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, an indemnification agreement or otherwise to be indemnified for such expenses. The indemnification agreements provide that they are not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

     The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act.

     As authorized by the Bylaws, the Registrant, with approval by the Board, has purchased director and officer liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  2.01     Amended and Restated Agreement and Plan of Merger between
           the Registrant, Alaska Acquisition Corporation and Allaire
           dated as of January 16, 2001 and amended and restated as of
           January 29, 2001 (contained in Annex A to the
           prospectus/proxy statement that is part of this registration statement).*
  4.01     Registrant's Amended and Restated Certificate of
           Incorporation.(a)*
  4.02     Certificate of Amendment of Registrant's Amended and
           Restated Certificate of Incorporation.(b)*
  4.03     Certificate of Amendment of Registrant's Amended and
           Restated Certificate of Incorporation.(c)*
  4.04     Registrant's Bylaws.(d)*
  4.05     Amendment to Registrant's Bylaws effective October 15,
           1993.(d)*
  5.01     Opinion of Fenwick & West LLP.**
  8.01     Tax Opinion of Fenwick & West LLP.**
  8.02     Tax Opinion of Foley, Hoag & Eliot LLP.**
 23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).**
 23.02     Consent of Fenwick & West LLP (included in Exhibit 8.01).**
 23.03     Consent of Foley, Hoag & Eliot LLP (included in Exhibit
           8.02).**
 23.04     Consent of KPMG LLP, independent auditors.*

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 23.05     Consent of PricewaterhouseCoopers, LLP, independent
           accountants.*
 24.01     Power of Attorney (see signature pages following Item 22).*
 99.01     Consent of Credit Suisse First Boston Corporation.*
 99.02     Form of Allaire Proxy Card.*

-------------------------
(a) Incorporated by reference to the Registrant's registration statement on Form S-8 (File No. 33-89092) filed with the Commission on February 3, 1995.

(b) Incorporated by reference to the Registrant's Amendment No. 1 to Registration Statement on Form 8-A filed on October 5, 1995.

(c) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.

(d) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-70624) declared effective by the Commission on December 10, 1993.


(*)  Previously filed.



(**) Filed herewith.


(b) FINANCIAL STATEMENT SCHEDULES

     The information required to be set forth herein is incorporated by reference to Macromedia's Annual Report on Form 10-K for the year ended March 31, 2000 filed with the Securities Exchange Commission on June 27, 2000.

(c) FAIRNESS OPINION.

     The opinion of Credit Suisse First Boston Corporation is attached as Annex D to the prospectus/ proxy statement included in this registration statement.

ITEM 22. UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the bylaws, as amended (the "Bylaws"), of the Registrant, the Delaware General Corporation Law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement originally filed on February 2, 2001 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 12th day of February, 2001.


                                         MACROMEDIA, INC.

                                         By:    /s/ ELIZABETH A. NELSON
                                           -------------------------------------
                                                    Elizabeth A. Nelson
                                              Executive Vice President, Chief
                                              Financial Officer and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement originally filed on February 2, 2001 has been signed by the following persons on this page in the capacities and on the date indicated.



                   SIGNATURE                                         TITLE                           DATE
                   ---------                                         -----                           ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ ROBERT K. BURGESS                                      Chief Executive Officer,            February 12, 2001
------------------------------------------------           President and a Director
Robert K. Burgess

PRINCIPAL FINANCIAL OFFICER AND ACCOUNTING
OFFICER:

/s/ ELIZABETH A. NELSON                                 Executive Vice President, Chief        February 12, 2001
------------------------------------------------        Financial Officer and Secretary
Elizabeth A. Nelson

ADDITIONAL DIRECTORS:

*                                                                  Director                    February 12, 2001
------------------------------------------------
John (Ian) Giffen

*                                                                  Director                    February 12, 2001
------------------------------------------------
Mark D. Kvamme

*                                                                  Director                    February 12, 2001
------------------------------------------------
Donald L. Lucas

*                                                                  Director                    February 12, 2001
------------------------------------------------
Alan Ramadan

*                                                                  Director                    February 12, 2001
------------------------------------------------
William B. Welty

          *By: /s/ ELIZABETH A. NELSON
   ------------------------------------------
              Elizabeth A. Nelson
           Executive Vice President,
     Chief Financial Officer and Secretary,
                attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  2.01     Amended and Restated Agreement and Plan of Merger between
           the Registrant, Alaska Acquisition Corporation and Allaire
           dated as of January 16, 2001 and amended and restated as of
           January 29, 2001 (contained in Annex A to the
           prospectus/proxy statement that is part of this registration statement).*
  4.01     Registrant's Amended and Restated Certificate of
           Incorporation.(a)*
  4.02     Certificate of Amendment of Registrant's Amended and
           Restated Certificate of Incorporation.(b)*
  4.03     Certificate of Amendment of Registrant's Amended and
           Restated Certificate of Incorporation.(c)*
  4.04     Registrant's Bylaws.(d)*
  4.05     Amendment to Registrant's Bylaws effective October 15,
           1993.(d)*
  5.01     Opinion of Fenwick & West LLP.**
  8.01     Tax Opinion of Fenwick & West LLP.**
  8.02     Tax Opinion of Foley, Hoag & Eliot LLP.**
 23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).**
 23.02     Consent of Fenwick & West LLP (included in Exhibit 8.01).**
 23.03     Consent of Foley, Hoag & Eliot LLP (included in Exhibit
           8.02).**
 23.04     Consent of KPMG LLP, independent auditors.*
 23.05     Consent of PricewaterhouseCoopers, LLP, independent
           accountants.*
 24.01     Power of Attorney (see signature pages following Item 22).*
 99.01     Consent of Credit Suisse First Boston Corporation.*
 99.02     Form of Allaire Proxy Card.*


-------------------------
(a) Incorporated by reference to the Registrant's registration statement on Form S-8 (File No. 33-89092) filed with the Commission on February 3, 1995.

(b) Incorporated by reference to the Registrant's Amendment No. 1 to Registration Statement on Form 8-A filed on October 5, 1995.

(c) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.

(d) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-70624) declared effective by the Commission on December 10, 1993.


(*)  Previously filed.



(**) Filed herewith.